UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of the earliest event reported)    October 18, 2007

VERI-TEK INTERNATIONAL, CORP.

(Exact Name of Registrant as Specified in Its Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

7402 W. 100th Place, Bridgeview, Illinois 60455

(Address of Principal Executive Offices)	(Zip Code)

(708) 430-7500
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment No. 2 to Master Revolving Note:

On October 18, 2007, Manitex LiftKing, ULC (“Manitex LiftKing”), a subsidiary of Veri-Tek International, Corp. (“Veri-Tek”), and Comerica Bank (the “Bank”) entered into Amendment No. 2 (the “Amendment”) to the Master Revolving Note in the original principal amount of $3,500,000, which was dated December 29, 2006 and amended on August 9, 2007. The Amendment provides that the non-default interest rate applicable to the note will decrease from the Canadian Prime Rate plus two percent (2%) to the Canadian Prime Rate plus one and one-half percent (1-1/2%). No other changes were made in the Amendment.

The description set forth above is qualified in its entirety by the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Amendment No. 2 to Second Amended and Restated Credit Agreement:

On October 18, 2007, Veri-Tek and Manitex, Inc., a subsidiary of Veri-Tek (together with Veri-Tek collectively referred to as the “Companies”), and the Bank entered into Amendment No. 2 (“Amendment No. 2”) to the Second Amended and Restated Credit Agreement dated April 11, 2007, as amended on August 9, 2007. Amendment No. 2 provides that (i) the interest rate will be decreased by  1/2% by revising the definition of “Applicable Margin” to decrease the margin for Eurodollar-based Advances from 3.25% to 2.75% and to decrease the margin for Prime-based Advances from 0.75% to 0.25%; (ii) the amount of the credit line will be increased from $16,500,000 to $18,500,000 by revising the definition of “Revolving Credit Maximum Amount”; and (iii) the inventory advance cap will be increased from $7,500,000 to $8,000,000 by revising the relevant portions of the “Borrowing Base” definition. No other changes to the Second Amended and Restated Credit Agreement were made in Amendment No. 2.

The description set forth above is qualified in its entirety by Amendment No. 2, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Release of Guarantors from Variable Rate-Single Payment Note:

On October 18, 2007, Quantum Value Management, LLC (“QVM”) and Bank entered into an agreement to fully release Patrick Flynn, Michael Hull, Lubomir Litchev, David Langevin, Robert J. Skandalaris, and Michael C. Azar from their obligations as guarantors under the Variable Rate-Single Payment Note in the original principal amount of $20,000,000 dated March 10, 2005, as amended on September 11, 2006, December 20, 2006, and August 9, 2007 (the “Note”). The outstanding balance on the Note was $2,614,608.22 as of September 30, 2007. David Langevin is currently the Chairman and Chief Executive Officer of Veri-Tek. The remaining guarantors are or were previously shareholders of Veri-Tek.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding Amendment No. 2 included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03, as is the description of the Second Amended and Restated Credit Agreement which was included in the Current Report on Form 8-K filed by Veri-Tek on April 17, 2007.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

VERI-TEK INTERNATIONAL, CORP.

By:	/s/ David H. Gransee
Name: David H. Gransee Title: Vice President and Chief Financial Officer

Date: October 22, 2007

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 2, effective as of October 18, 2007, to that certain Master Revolving Note in original principal amount of $3.5 million, dated December 29, 2006, by and between Manitex LiftKing, ULC and Comerica Bank, as amended.

10.2	Amendment No. 2, dated October 18, 2007, to the Second Amended and Restated Credit Agreement by and between Veri-Tek International, Corp., Manitex, Inc. and Comerica Bank dated April 11, 2007, as amended.